Exhibit 99.1

Radiation Therapy Services Reports Third Quarter 2006 Financial Results

- Company Increases Full Year 2006 Guidance -

Third Quarter 2006 Highlights:

*	Total revenue increased 24.0% to $69.5 million from third quarter 2005

*	Same practice total revenue increased 12.5% from third quarter 2005

*	Same practice treatments per day and revenue per treatment at freestanding centers increased 0.2% and 14.7%, respectively, from third quarter 2005

*	Net income increased to $5.4 million from net income of $4.5 million in the third quarter of 2005.

          FORT MYERS, Fla., Nov. 1 /PRNewswire-FirstCall/ -- Radiation Therapy Services, Inc. (Nasdaq: RTSX), a provider of radiation therapy services to cancer patients, today announced financial results for the third quarter ended September 30, 2006.

          Total revenue for the third quarter was $69.5 million, an increase of 24.0% from $56.0 million in the same quarter of 2005, with $6.5 million of the increase provided by new practices, or practices operated by Radiation Therapy for less than twelve months. Net patient service revenue, or revenue generated from services where the Company bills patients directly, principally at freestanding treatment centers, was $67.4 million. Other revenue, or revenue generated principally from services where Radiation Therapy bills a hospital for services provided, was $2.1 million. Same practice total revenue increased by 12.5% as compared to the third quarter of 2005.

          Net income for the third quarter 2006 increased to $5.4 million, or $0.23 per diluted share, from third quarter 2005 net income of $4.5 million, or $0.19 per diluted share. Excluding the net effect of  $0.3 million in executive severance costs incurred in July 2006, net income for the third quarter 2006 was $5.8 million, or $0.24 per diluted share.  On this adjusted basis, third quarter net income increased by 27.1% year-over-year.

          Revenue per treatment on a same practice basis at the Company’s freestanding centers grew 14.7%, reflecting increased utilization of advanced technologies over the same period 2005. For the third quarter 2006, the Company reported an average of 1,409 total treatments per day at its 59 freestanding centers, a 7.7% increase from the same period in 2005.  Same practice treatments per day grew 0.2% over the third quarter 2005, reflecting expected machine downtime and corresponding patient deferrals as the Company upgrades its IGRT capabilities.

          Total revenue for the nine months ended September 30, 2006 was $216.1 million, an increase of 32.6% from $162.9 million for the same period of 2005. Net patient service revenue, or revenue generated from services where the Company bills patients directly, principally at freestanding treatment centers, was $208.2 million. Other revenue, or revenue generated principally from services where Radiation Therapy bills a hospital for services provided, was $7.8 million.

          Net income for the nine months ended September 30, 2006 was $23.1 million, or $0.97 per diluted share, an increase of 24.4% from $0.78 per diluted share for the same period of 2005. Excluding the effect of $0.3 million in executive severance costs incurred in July 2006, adjusted net income for the nine months ended September 30, 2006 was $23.5 million, or $0.98 per diluted share.

          In August 2006, the Company acquired a single radiation therapy treatment center in Bel Air, Maryland for approximately $6.8 million.  The facility currently offers an Intensity Modulated Radiation Therapy (IMRT) program and can be readily upgraded to include Image Guided Radiation Therapy (IGRT). The Company plans to combine the Bel Air treatment center with its Belcamp, Maryland center, which does not have an IMRT program.

          In September 2006, the Company acquired a single radiation therapy treatment center in Beverly Hills, California for approximately $19.0 million. The facility currently has an IMRT program and treats approximately 40 patients per day. The Company plans to add a second linear accelerator in early 2007 to meet the recent growth in patient volume at the facility.

          Dr. Daniel Dosoretz, President and Chief Executive Officer, said, “In the third quarter we were able to deliver strong operating performance while continuing to execute on our strategic growth initiatives. We are particularly pleased with our continued expansion into new local markets, adding 100 daily treatments to our network with the acquisition of the Maryland, Santa Monica and Beverly Hills facilities.  We achieved robust revenue growth fueled by expanding use of advanced technologies at our facilities despite having one less treatment day than third quarter 2005.  While upgrading our equipment to support image guidance does involve some machine downtime and minor patient inconvenience, we remain on track to reach our stated guidance of 20% IGRT utilization in the fourth quarter of 2006.”

          Radiation Therapy generated $31.5 million in net cash from operations for the nine months ended September 30, 2006, compared to $21.6 million for the same period of 2005. Total capital expenditures, including capital lease obligations, for the nine months ended September 30, 2006 were $24.2 million, compared to $20.6 million for the nine months ended September 30, 2005. The Company’s days sales outstanding for the third quarter 2006 were 65 days, compared to 55 days for the third quarter 2005.  The growth in days sales outstanding includes the effect of the Centers for Medicare and Medicaid Services delaying payments to providers for the last 9 days of September as required by the Deficit Reduction Act.

          Separately, the Company announced that David Koeninger, Chief Financial Officer, will retire from his position in June 2007 at the end of his existing contract.  Mr. Koeninger has been with Radiation Therapy and in his CFO position since 1998.  Mr. Koeninger will remain on a consultant basis with the company until June 2008.  The Company has initiated an active search for a new CFO.

          Guidance

          Including announced acquisition activity, the Company is increasing guidance for the full year 2006. The Company expects revenues to be in the range of $291 million to $294 million, with diluted earnings per share in the range of $1.33 to $1.35. For the fourth quarter of 2006, the Company expects revenues to be in the range of $74 million to $77 million, with diluted earnings per share in the range of $0.36 per share and $0.38 per share.

          The projections and guidance set forth above are estimates only and actual performance could differ.

          Conference Call

          Management will host a conference call tomorrow at 10:00 a.m. EDT to discuss financial results, guidance and other developments and business plans. A live Web cast of the conference call will be available online on the Company’s corporate Web site at www.rtsx.com. The dial-in numbers are (877) 407-0784 for domestic callers, and (201) 689-8560 for international callers. After the live Web cast, the call will remain available on Radiation Therapy’s Web site until December 1, 2006. In addition, a telephonic replay of the call will be available until November 16, 2006. The replay dial-in numbers are (877) 660-6853 for domestic callers and (201) 612-7415 for international callers. Please use account number 3055 and conference ID number 216982.

          About Radiation Therapy Services

          Radiation Therapy Services, Inc., which operates radiation treatment centers primarily under the name 21st Century Oncology, is a provider of radiation therapy services to cancer patients. The Company’s 69 treatment centers are clustered into 23 local markets in 14 states, including Alabama, Arizona, California, Delaware, Florida, Kentucky, Maryland, Massachusetts, Nevada, New Jersey, New York, North Carolina, Rhode Island and West Virginia. The Company is headquartered in Fort Myers, Florida. More information about the Company can be found at its Web site www.rtsx.com. RTSXG

          This release may contain forward-looking statements about the Company’s future plans, expectations and objectives. Words such as “may,” “will,” “expect,” “intend,” “anticipate,” “plan,” “believe,” “seek,” “could” and “estimate” and variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to those risk factors described in the “Risk Factors” section and other information in the Company’s most recently filed quarterly report on Form 10-Q and annual report on Form 10-K, as well as the Company’s other filings with the Securities and Exchange Commission which are available on the SEC’s website at www.sec.gov . Readers of this release are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release.

Contacts:	Investors:
Dave Koeninger	Carol Ruth/Nick Laudico
Chief Financial Officer	The Ruth Group
Radiation Therapy Services, Inc.	646-536-7004/7030
239-931-7282	cruth@theruthgroup.com
dkoeninger@rtsx.com	nlaudico@theruthgroup.com

Media:
Jason Rando
The Ruth Group
646-536-7025
jrando@theruthgroup.com

RADIATION THERAPY SERVICES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2006	2005	2006	2005

Net patient service revenue	$67,359	$54,175	$208,242	$155,453
Other revenue	2,123	1,839	7,812	7,424
Total revenues	69,482	56,014	216,054	162,877
Salaries and benefits	36,125	29,248	107,505	81,815
Medical supplies	1,838	1,411	5,736	4,296
Facility rent expense	2,332	1,987	6,824	5,572
Other operating expenses	3,616	2,599	9,227	7,021
General and administrative expenses	7,548	6,312	22,341	16,730
Depreciation and amortization	4,407	2,895	12,136	7,664
Provision for doubtful accounts	1,871	2,621	7,198	5,784
Interest expense, net	2,309	1,513	6,751	3,563
Impairment loss	—	—	—	1,226
Total expenses	60,046	48,586	177,718	133,671
Income before minority interests	9,436	7,428	38,336	29,206
Minority interests in net losses (earnings) of consolidated entities	(632)	(92)	(744)	625
Income before income taxes	8,804	7,336	37,592	29,831
Income tax expense	3,390	2,809	14,473	11,515
Net income	5,414	4,527	23,119	18,316
Other comprehensive income:
Unrealized gain (loss) on derivative interest rate swap agreement, net of tax	(221)	3	17	(33)
Comprehensive income	$5,193	$4,530	$23,136	$18,283
Net income per common share outstanding - basic	$0.23	$0.20	$1.00	$0.81
Net income per common share outstanding - diluted	$0.23	$0.19	$0.97	$0.78
Weighted average shares outstanding:
Basic	23,173	22,757	23,100	22,693
Diluted	24,008	23,745	23,958	23,613

RADIATION THERAPY SERVICES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	September 30, 2006	December 31, 2005

	(unaudited)	(a)
ASSETS
Current assets:
Cash and cash equivalents	$12,672	$8,980
Marketable securities, at market	—	5,450
Accounts receivable, net	48,921	40,301
Income taxes receivable	3,799	2,560
Prepaid expenses	3,716	3,153
Current portion of lease receivable	509	647
Inventories	1,542	1,280
Deferred income taxes	3,613	2,144
Other	2,253	1,200
Total current assets	77,025	65,715
Lease receivable, less current portion	213	581
Equity investments in joint ventures	1,303	803
Property and equipment, net	127,415	113,397
Goodwill	99,865	66,537
Intangible assets, net	8,073	6,774
Other assets	13,245	9,538
Total assets	$327,139	$263,345
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,857	$5,676
Accrued expenses	15,188	11,434
Current portion of long-term debt	9,463	6,506
Total current liabilities	31,508	23,616
Long-term debt, less current portion	140,963	116,957
Other long-term liabilities	2,439	2,284
Deferred income taxes	21,085	18,489
Minority interest in consolidated entities	7,268	6,616
Total liabilities	203,263	167,962
Shareholders’ equity
Preferred stock, $0.0001 par value, 10,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.0001 par value, 75,000 shares authorized, 23,182 and 22,831 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	2	2
Additional paid-in capital	77,775	72,730
Unearned compensation on nonvested stock	—	(241)
Retained earnings	46,479	23,360
Note receivable from shareholder	(410)	(481)
Accumulated other comprehensive income, net of tax	30	13
Total shareholders’ equity	123,876	95,383
Total liabilities and shareholders’ equity	$327,139	$263,345

(a)	Derived from audited financial statements

RADIATION THERAPY SERVICES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine months ended September 30,

	2006	2005

Cash flows from operating activities
Net Income	$23,119	$18,316
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	10,694	7,067
Amortization	1,442	597
Deferred rent expense	264	167
Deferred income tax provision	1,108	(133)
Stock based compensation	37	89
Tax benefit from stock option exercise	(1,366)	—
Impairment loss	—	1,226
Provision for doubtful accounts	7,198	5,784
Loss on the sale of property and equipment	35	75
Gain on sale of equity interest in joint venture	—	(982)
Minority Interests in net earnings (losses) of consolidated entities	744	(625)
Write off of loan costs	—	579
Equity interest in net loss of joint ventures	40	523
Changes in operating assets and liabilities:
Accounts receivable, gross	(15,818)	(13,975)
Income taxes receivable	127	(1,985)
Inventories	(262)	(140)
Prepaid expenses	(474)	570
Accounts payable	883	2,502
Accrued expenses	3,734	1,978
Net cash provided by operating activities	31,505	21,633
Cash flows from investing activities
Purchase of property and equipment	(13,412)	(15,899)
Acquisition of radiation centers	(38,750)	(42,835)
Proceeds from the sale of property and equipment	7	21
Proceeds from the sale of equity interest in joint venture	—	1,814
Sales (purchases) of marketable securities, net	5,450	(3,500)
(Loans to) repayments from employees	(219)	326
Contribution of capital to joint venture entities	(540)	(84)
Distribution received from joint venture	—	235
Change in lease receivable	506	484
Change in other assets	(1,393)	(218)
Net cash used in investing activities	(48,351)	(59,656)
Cash flows from financing activities
Proceeds from issuance of debt	22,900	42,000
Principal repayments of debt	(7,530)	(6,976)
Proceeds from exercise of stock options	3,883	2,683
Tax benefit from stock option exercise	1,366	—
Payments of notes receivable from shareholders	71	1,134
Minority interest in partnership distribution	(92)	(70)
Payments of loan costs	(60)	(593)
Net cash provided by financing activities	20,538	38,178
Net increase in cash and cash equivalents	3,692	155
Cash and cash equivalents, at beginning of period	8,980	5,019
Cash and cash equivalents, at end of period	$12,672	$5,174
Supplemental disclosure of non-cash transactions
Recorded capital lease obligations related to the acquisition of equipment	$10,777	$4,719
Recorded earn-out accrual related to acquisition of radiation center assets	$298	$—
Recorded obligation related to the acquisition of radiation center assets	$—	$137

RADIATION THERAPY SERVICES, INC.
AND SUBSIDIARIES
KEY OPERATING STATISTICS
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,

	2006	2005	% Change	2006	2005	% Change

Number of treatment days	63	64		191	192
Total treatments - freestanding centers	88,798	83,723	6.1%	276,323	242,010	14.2%
Treatments per day - freestanding centers	1,409	1,308	7.7%	1,447	1,260	14.8%
Percentage change in revenue per treatment - freestanding centers - same practice basis	14.7%	10.3%		17.2%	10.2%
Percentage change in treatments per day - freestanding centers - same practice basis	0.2%	2.2%		2.2%	1.5%
Local markets at period end	23	21	9.5%
Treatment centers - freestanding	59	55	7.3%
Treatment centers - hospital	10	12	-16.7%
	69	67	3.0%
Days sales outstanding for the quarter	65	55
Percentage change in total revenues - same practice basis	12.5%	13.9%		17.4%	14.6%
Net patient service revenue - professional services only (in thousands)	$6,640	$3,901		$19,389	$11,477

SOURCE  Radiation Therapy Services, Inc.
          -0-                                                       11/01/2006
          /CONTACT:  Dave Koeninger, Chief Financial Officer, Radiation Therapy Services, Inc., +1-239-931-7282, dkoeninger@rtsx.com; Investors - Carol Ruth, +1-646-536-7004, cruth@theruthgroup.com, or Nick Laudico, +1-646-536-7030, nlaudico@theruthgroup.com, Media - Jason Rando, +1-646-536-7025, jrando@theruthgroup.com, all of The Ruth Group/
          /Web site:  http://www.rtsx.com /